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404-881-7000

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www.alston.com

John B. Shannon	Direct Dial: 404-881-7466	Email: john.shannon@alston.com

January 9, 2018

Advaxis, Inc.

305 College Road East

Princeton, New Jersey 08540

Re:	Registration Statement on Form S-8 – Advaxis, Inc. 2015 Incentive Plan and 2011 Employee Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to Advaxis, Inc., a Delaware corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), (i) 2,066,147 shares of the Corporation’s common stock, $0.001 par value per share (“Common Stock”), which may be issued pursuant to the Advaxis, Inc. 2015 Incentive Plan (the “2015 Plan”), and (ii) 4,000 shares of the Corporation’s Common Stock, which may be issued pursuant to the Advaxis, Inc. 2011 Employee Stock Purchase Plan (the “2011 ESPP,” and together with the 2015 Plan, the “Plans”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Plans and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta ● Brussels ● Charlotte ● Dallas ● Los Angeles ● New York ● Research Triangle ● Silicon Valley ● Ventura County
● Washington, D.C.

January 9, 2018

Our opinion set forth below is limited to the Delaware General Corporation Law.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the 2,066,147 shares of the Corporation’s Common Stock registered for issuance pursuant to the 2015 Plan and the 4,000 shares of the Corporation’s Common Stock registered for issuance pursuant to the 2011 ESPP are duly authorized for issuance, and, when issued by the Corporation in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ John B. Shannon
John B. Shannon, Partner